Exhibit 23
Consent of Independent Registered Public Accounting Firm
Intermountain Community Bancorp
Sandpoint, Idaho
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-117265, 333-121266, and 333-132835) of Intermountain Community Bancorp of our reports dated March 4, 2011, relating to the consolidated financial statements, and the effectiveness of Intermountain Community Bancorp’s internal control over financial reporting, which appear in this Form 10-K.
/s/ BDO USA, LLP
Spokane, Washington
March 4, 2011